Exhibit 10.11

ACCESSION DEED

To:	Sumitomo Mitsui Banking Corporation as Agent

From:	UTAC Japan Co., Ltd.

Dated:	6 August 2014

Dear Sirs

UTAC MANUFACTURING SERVICES LIMITED - Subordination Agreement

dated 4 June 2014 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Deed. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	UTAC Japan Co., Ltd. agrees to be bound by the terms of the Agreement as a Junior Finance Party.

3.	UTAC Japan Co., Ltd. is a company duly incorporated under the laws of Japan.

4.	UTAC Japan Co., Ltd.’s administrative details are as follows:

Address:	22 Ang Mo Kio Industrial Park 2, Singapore 569506

Fax No.:	(65) 6551 1521

Attention:	General Counsel

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

This Accession Deed has been executed and delivered as a deed on the date stated at the beginning of this Accession Deed.

UTAC Japan Co., Ltd.

/s/ Frank Robert Myers

Name:	Frank Robert Myers

Title:	Representative Director

This Accession Deed is accepted by the Agent.

Sumitomo Mitsui Banking Corporation

By:	/s/ Noburu Kato	Date: 12 August 2014

Noburu Kato
Director & General Manager
Head of Investment Banking Dept, Asia